EXHIBIT 3.1

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF
QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:
1.This Certificate of Amendment (the “Certificate of Amendment”) amends the provisions of the Corporation’s Certificate of Incorporation originally filed with the Secretary of State on October 13, 2000 together with a Certificate of Correction filed on October 19, 2000, the First Certificate of Amendment to the Certificate of Incorporation filed on June 1, 2001, the Second Certificate of Amendment to the Certificate of Incorporation filed on August 16, 2001, the First Amended and Restated Certificate of Incorporation filed July 23, 2002 and the Second Amended and Restated Certificate of Incorporation filed March 3, 2005, the Certificate of Amendment filed October 2, 2007 and the Third Restated Certificate of Incorporation filed July 2, 2014 (collectively, the “Certificate of Incorporation”).
2.    Article I of the Certificate of Incorporation is hereby amended and restated in its entirety as follows:
I.    Name
The name of the Corporation is QF Liquidation, Inc.

3.    The Corporation filed a voluntary petition for relief in the United States Bankruptcy Court for the Central District of California (the “Bankruptcy Court”), under Chapter 11 of Title 11 of the United States Code, 11.U.S.C. § 101, et. seq., Case No. 16-BK-11202 (the “Case”).
4.    The Bankruptcy Court approved the sale by the Corporation of its assets pursuant to an order entered by the Bankruptcy Court in the Case approving an Asset Purchase Agreement. This Certificate of Amendment is being filed in accordance with the order and pursuant to the terms and conditions of the Asset Purchase Agreement.
5.    All other provisions of the Certificate of Incorporation shall remain in full force and effect.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Kenneth R. Lombardo, its Secretary this 12th day of July, 2016.

By:/s/ Kenneth R. Lombardo
Name: Kenneth R. Lombardo
Title: Secretary